UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

We and Virginia Electric and Power Company (“Virginia Power”) are parties to a contractual dispute with a fuel transportation supplier, Norfolk Southern Railway Company (“Norfolk Southern”), in the Circuit Court of Halifax County, Virginia. On September 18, 2009, the Supreme Court of Virginia ruled in our favor on matters significantly affecting our potential liability in this dispute.

The Circuit Court originally entered an order on April 17, 2008, in favor of Norfolk Southern awarding it $86.2 million in damages, which included prejudgment interest of approximately $8.5 million, for the contract period from December 1, 2003 through November 30, 2007. If the Circuit Court’s order had been upheld, our share as of November 30, 2007, would have been approximately $43.1 million and as of June 30, 2009, we estimate our share would be approximately $65.9 million.

We, along with Virginia Power, appealed the Circuit Court’s order to the Supreme Court of Virginia. On September 18, 2009, the Supreme Court of Virginia upheld several of the Circuit Court’s rulings; however, it reversed the Circuit Court’s ruling as to the method of calculating damages. As a result of the reversal, we expect Norfolk Southern’s damage award will be reduced to $4.2 million, which includes $0.4 million in interest, for the contract period from December 1, 2003 through November 30, 2007. Our share of the damage award as of November 30, 2007, would be approximately $2.1 million and as of June 30, 2009, we estimate our share would be approximately $3.3 million.

On September 28, 2009, we filed a Notice of Intent to File Petition for Rehearing related to one of the rulings upheld by the Supreme Court of Virginia and Norfolk Southern filed a Notice of Intent to File Petition for Rehearing related to the reversal of the Circuit Court’s method of calculating damages. The Petition for Rehearing must be filed by October 8, 2009.

If it is ultimately determined that we owe any such amounts to Norfolk Southern, the amounts are not expected to have a material impact on our financial position or results of operations due to our ability to collect such amounts through rates charged to our member distribution cooperatives.

For further description of our legal proceedings for Norfolk Southern, see Part 1, Item 3 of our 2008 Annual Report on Form 10-K and Part II, Item 1 of our 2009 Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2009 and June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: September 30, 2009	/S/ ROBERT L. KEES
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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